Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Friday, July 16, 2010
Gannett Co., Inc. Reports Second Quarter Results
Reported Earnings per Diluted Share of $0.81
Non-GAAP Earnings per Diluted Share from Continuing Operations and Excluding Special Items of $0.61
Non-GAAP Adjusted Net Income Increases 36 percent to $146 million
McLEAN, VA — Gannett Co., Inc. (NYSE: GCI) reported today that 2010 second quarter earnings per diluted share were $0.81 including a net gain from discontinued operations of $0.08 per share. Diluted earnings per share from continuing operations, on a GAAP (generally accepted accounting principles) basis for the second quarter of 2010 were $0.73 compared to $0.30 for the second quarter of 2009. Results for both quarters included special items as noted below. Earnings per share from continuing operations and excluding special items for the second quarter were $0.61 versus $0.46 in the same quarter last year.
Results for the second quarter of 2010 include a $28.7 million ($0.12 per share) net tax benefit due primarily to the expiration of the statutes of limitations and the release of certain reserves related to the sale of a business in a prior year.
Results for the second quarter of 2009 included: a $42.7 million pre-tax gain related to the company’s debt exchange ($26.1 million after-tax or $0.11 per share); $16.3 million in pre-tax costs related to workforce restructuring ($10.2 million after-tax or $0.04 per share); $47.4 million of pre-tax non-cash charges related primarily to asset impairments in the company’s publishing segment ($29.6 million after-tax or $0.13 per share); and a $28.0 million non-cash charge for asset write-downs ($24.2 million after-tax or $0.10 per share).
During the quarter, the company completed the sale of The Honolulu Advertiser and its related assets as well as a small directory publishing operation in Michigan. Results for the second quarter and year-to-date periods exclude the net gain and operating results from these former properties which have been reclassified to discontinued operations.
Details of these special items and their effect on results are included on the Statements of Income, Business Segment Information and Non-GAAP Financial Information schedules which follow.
“We continued to make progress on our goals to provide engaging, relevant content any way the consumer wants while also expanding our reach and offering better solutions for our advertisers,” said Craig A. Dubow, chairman and chief executive officer. “Our strong results this quarter reflect very positive revenue trends for our Broadcast and Digital segments and moderating revenue declines in Publishing as we continued to close the revenue gap in the quarter. Stronger core advertising demand and increased political spending drove revenue growth in Broadcasting while positive revenue results at CareerBuilder and PointRoll contributed to revenue growth in the Digital segment. In our Publishing segment, this quarter was the best comparison quarter for advertising revenues since mid-2007. We benefited from continuing efficiency efforts company-wide as well as lower newsprint expense. As a result, we generated substantially higher profitability and operating cash flow in all of our business segments.”
(more)

CONTINUING OPERATIONS
Net income attributable to Gannett, adjusted for special items, totaled $146.5 million in the second quarter compared to $107.9 million in the second quarter of 2009, a 35.7 percent increase. Operating cash flow (defined as operating income plus depreciation, amortization and facility consolidation and asset impairment charges) was $327.0 million compared to $250.9 million in the second quarter a year ago.
Reported operating revenues in the second quarter were $1.37 billion compared to $1.39 billion in the second quarter last year, a decline of 1.6 percent or $22.2 million. The company exited a UK-based commercial printing business in the second quarter of 2009 that generated revenue of $12.5 million in that quarter. The exchange rate also had an impact on year-over-year comparisons. On a pro forma basis, adjusted for currency, total operating revenue in the second quarter was just 0.4 percent lower than the second quarter last year. The year-over-year pro-forma, constant currency revenue comparisons improved almost 4 percentage points relative to the first quarter of this year.
Reported operating expenses totaled $1.1 billion compared to $1.2 billion in the second quarter a year ago. Excluding special items in both quarters, operating expenses declined $89.1 million or 7.5 percent. The decline reflects cost control and efficiency efforts company-wide as well as lower newsprint expense partially offset by substantially lower furlough savings in the second quarter this year.
Average diluted shares outstanding in the second quarter of 2010 totaled 241,505,000.
PUBLISHING
Publishing segment operating income excluding special items increased $31.0 million or 20.8 percent to $180.3 million compared to the second quarter last year. Publishing segment operating cash flow totaled $214.6 million, an increase of 23.3 percent from the comparable amount in 2009’s second quarter. The increase reflects the impact of efficiency efforts in this and previous quarters, lower newsprint expense, as well as lower revenue declines relative to the second quarter last year, partially offset by the relative absence of furlough savings of approximately $20 million.
Publishing segment operating revenues in the second quarter were $1.0 billion compared to $1.1 billion in the second quarter last year, a decline of 6.0 percent. On a pro forma, constant currency basis publishing segment operating revenues would have been 4.4 percent lower. On the same basis, publishing revenue comparisons were almost 3 percentage points better than the first quarter of this year.
Reported advertising revenues in the second quarter were $692.2 million, a decline of 5.7 percent compared to the second quarter last year. On a constant currency basis, advertising revenues were 4.8 percent lower. Advertising revenues were 4.6 percent lower in the U.S. and 6.4 percent lower, in pounds, at Newsquest. The decline in total advertising on a constant currency basis was about 4 percentage points better than first quarter year-over-year comparisons. On the same basis, retail and classified advertising were 3.5 percentage points and 5.9 percentage points better, respectively, than the first quarter comparisons. Total advertising revenues in June declined 3.6 percent, excluding the impact of currency and it was the best comparison month since early 2007.
(more)

Ad revenue percentage changes on a constant currency basis for the retail, national and classified categories for the publishing segment as well as domestic publishing and Newsquest for the quarter were as follows:
Second Quarter 2010 Year-over-Year Comparisons

			Total Publishing
	U.S. Publishing	Newsquest	Segment
	(including USA TODAY)	(in pounds)	(constant currency)
Retail	(6.3%)	(4.4%)	(6.1%)
National	(2.1%)	(11.0%)	(2.7%)
Classified	(3.0%)	(6.8%)	(4.0%)

	(4.6%)	(6.4%)	(4.8%)
Classified revenues declined 5.0 percent in the quarter as classified advertising in the U.S. was 3.0 percent lower and at Newsquest it was down 6.8 percent, in pounds. Automotive was 2.5 percent higher, and employment and real estate were down 2.5 percent and 10.5 percent, respectively. Adjusting for the impact of currency, automotive would have been up 3.1 percent while employment and real estate would have declined 1.0 percent and 9.7 percent, respectively. Second quarter year-over-year comparisons were better for all three categories relative to the first quarter of 2010: by 5.1 percentage points for automotive; by 9.5 percentage points for employment; and by 5.0 percentage points for real estate. The year-over-year classified revenue comparisons in both U.S. Community Publishing and Newsquest were almost 6 percentage points better than first quarter comparisons.
On a constant currency basis, the percentage changes in the classified categories in total publishing, domestic publishing and Newsquest for the second quarter of 2010 were as follows:
Second Quarter 2010 Year-over-Year Comparisons

			Total Publishing
	U.S.	Newsquest	Segment
	Publishing	(in pounds)	(constant currency)
Automotive	5.1%	(6.6%)	3.1%
Employment	5.5%	(11.2%)	(1.0%)
Real Estate	(15.5%)	4.9%	(9.7%)
Legal	0.0%	—	0.0%
Other	(7.3%)	(10.3%)	(8.3%)

	(3.0%)	(6.8%)	(4.0%)
National advertising declined 2.9 percent in the quarter. A double-digit increase in national advertising in U.S. Community Publishing was offset by lower results at USA TODAY which continued to be impacted by softness in the travel-related categories. The automotive, retail and packaged goods categories improved during the quarter at USA TODAY while the entertainment, travel, telecommunications and pharmaceutical categories lagged last year. Paid advertising pages totaled 580 compared with 602 in last year’s second quarter.
Reported operating expenses in the second quarter declined 15.7 percent and totaled $846.7 million. Operating expenses, excluding special items, were down 10.2 percent. The expense reduction reflects the impact of continuing efficiency efforts and substantially lower newsprint costs offset, in part, by lower furlough savings compared with the second quarter last year. Newsprint expense in the second quarter on a pro
(more)

forma basis was 31.0 percent lower as consumption and usage prices both declined in the quarter. Newsprint expense savings are expected again for the third quarter of 2010, but at a reduced level from that realized in the first half of the year due to rising prices.
BROADCASTING
Operating income for Broadcasting was $78.4 million, an increase of 56.0 percent compared to the second quarter last year. The increase, excluding special items, was $26.1 million or 49.8 percent and reflects substantially higher revenue growth offset by a modest increase in operating expenses of 5.0 percent. Operating cash flow increased 44.5 percent compared to the same quarter a year ago and totaled $86.5 million. Broadcasting revenues (which include Captivate) increased 20.3 percent and totaled $184.0 million compared to $153.0 million last year. The revenue increase reflects stronger core revenues, substantially higher advertising related to political and issue spending and solid revenue growth at Captivate. Operating expenses for the broadcasting segment, excluding special items, totaled $105.6 million in the quarter compared to $100.6 million in the second quarter last year. The increase reflects higher advertising sales costs and the absence of furlough savings of approximately $3 million in the second quarter last year offset, in part, by the impact of efficiency and cost control efforts.
Television revenues were $177.5 million compared to $148.4 million in the second quarter last year reflecting a 60 percent plus increase in the automotive category, double digit increases in retail and packaged goods as well as a $9.9 million increase in politically related advertising. Based on current trends, we expect the percentage increase in television advertising revenues to be in the mid-twenties for the third quarter of 2010 compared to the third quarter of 2009. However, it is early in the quarter to gauge results, particularly for political spending which will be placed primarily late in the quarter.
DIGITAL
The digital segment includes results for CareerBuilder, PointRoll, ShopLocal, Planet Discover, Schedule Star and Ripple6.
Digital operating revenues increased 8.3 percent to $154.1 million in the quarter compared to $142.4 million in the second quarter last year. The increase reflects mid-single digit revenue growth at CareerBuilder; the first quarter of revenue growth at CareerBuilder since 2008’s fourth quarter. Double digit revenue growth at PointRoll and ShopLocal also contributed to the increase. Digital operating expenses were $126.6 million in the quarter, an increase of 2.1 percent while CareerBuilder’s operating expenses were flat in the quarter. As a result, segment operating income increased 49.4 percent while operating cash flow was up 30.1 percent.
Company-wide digital revenues, which include the Digital Segment and all digital revenues generated by the other business segments, were $252.2 million, 9.7 percent higher in the second quarter compared to the second quarter in 2009 and were almost 19 percent of total operating revenues.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.
The $4.7 million increase in equity income in unconsolidated investees reflects stronger results for certain newspaper partnerships and certain digital investments, particularly Classified Ventures.
(more)

Interest expense was $42.2 million compared to $44.0 million in the second quarter a year ago. The 4.1 percent decline reflects the impact of significantly lower average debt balances partially offset by a higher average interest rate. Debt was reduced by more than $170 million during the quarter.
The $19.5 million decrease in other non-operating items reflects primarily the impact in the second quarter 2009 of several special items. Excluding those one-time items, other non-operating income would have been $1.9 million in the second quarter of 2009 compared to a $2.9 million loss in the second quarter of 2010. The decline reflects losses associated with certain financial investments.
The reported tax rate of 22.0 percent includes a net tax benefit due primarily to the expiration of the statutes of limitations and the release of certain reserves related to the sale of a business in prior years. Excluding the net benefit of these items, the tax rate for the quarter would have been 34.8 percent compared to 32.0 percent in the second quarter last year.
At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In June, Gannett’s consolidated domestic Internet audience share was 45.0 million unique visitors reaching 20.9 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of Web sites attracted over 72 million monthly page impressions from approximately 8.0 million unique users. CareerBuilder’s unique visitors in June totaled 21.6 million.
* * * *
All references in this release to “pro forma” or “comparable” results and “operating cash flow” are to non-GAAP financial measures. Management believes that use of these measures allow investors and management to measure, analyze and compare the company’s results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the company’s consolidated statements of income is attached.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company’s Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-800-820-0231 and international callers should dial 416-640-5926 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 2996740. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 2996740. Materials related to the call will be available through the Investor Relations section of the company’s Web site Friday morning.
Gannett Co., Inc. (NYSE: GCI) is an international news and information company operating on multiple platforms including the Internet, mobile, newspapers, magazines and TV stations. Gannett is an Internet leader with hundreds of newspaper and TV web sites; CareerBuilder.com, the nation’s top employment site; USATODAY.com; and more than 80 local MomsLikeMe.com sites. Gannett publishes 82 daily U.S. newspapers, including USA TODAY, the nation’s largest-selling daily newspaper, and more than 600 magazines and other non-dailies including USA WEEKEND. Gannett also operates 23 television stations in 19 U.S. markets. Gannett subsidiary Newsquest is one of the UK’s leading regional community news providers, with 17 daily paid-for titles, more than 200 weekly newspapers, magazines and trade publications, and a network of web sites.
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could
(more)

cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Robin Pence
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	rpence@gannett.com
# # #

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Thirteen weeks	Thirteen weeks
	ended	ended	% Inc
	Jun. 27, 2010	Jun. 28, 2009	(Dec)
Net Operating Revenues:
Publishing advertising	$692,172	$734,241	(5.7)
Publishing circulation	270,086	287,058	(5.9)
Digital	154,104	142,354	8.3
Broadcasting	184,016	152,966	20.3
All other	64,765	70,716	(8.4)

Total	1,365,143	1,387,335	(1.6)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	745,489	848,257	(12.1)
Selling, general and administrative expenses, exclusive of depreciation	292,691	288,200	1.6
Depreciation	46,274	53,208	(13.0)
Amortization of intangible assets	8,080	8,232	(1.8)
Facility consolidation and asset impairment charges	—	47,391	***

Total	1,092,534	1,245,288	(12.3)

Operating income	272,609	142,047	91.9

Non-operating (expense) income:
Equity income in unconsolidated investees, net	7,503	2,839	***
Interest expense	(42,190)	(43,971)	(4.1)
Other non-operating items	(2,934)	16,582	***

Total	(37,621)	(24,550)	53.2

Income before income taxes	234,988	117,497	***
Provision for income taxes	49,400	39,614	24.7

Income from continuing operations	185,588	77,883	***
(Loss) income from the operation of discontinued operations, net of tax	(882)	424	***
Gain on disposal of publishing businesses, net of tax	21,195	—	***

Net income	205,901	78,307	***
Net income attributable to noncontrolling interest	(10,423)	(7,826)	33.2

Net income attributable to Gannett Co., Inc.	$195,478	$70,481	***

Income from continuing operations attributable to Gannett Co., Inc.	$175,165	$70,057	***
(Loss) income from the operation of discontinued operations, net of tax	(882)	424	***
Gain on disposal of publishing businesses, net of tax	21,195	—	***

Net income attributable to Gannett Co., Inc.	$195,478	$70,481	***

Earnings from continuing operations per share — basic	$0.74	$0.30	***
Earnings from discontinued operations
Discontinued operations per share — basic	(0.01)	—	***
Gain on disposal of publishing businesses per share — basic	0.09	—	***

Net income per share — basic	$0.82	$0.30	***

Earnings from continuing operations per share — diluted	$0.73	$0.30	***
Earnings from discontinued operations
Discontinued operations per share — diluted	(0.01)	—	***
Gain on disposal of publishing businesses per share — diluted	0.09	—	***

Net income per share — diluted	$0.81	$0.30	***

Dividends per share	$0.04	$0.04	—

Results include special items that affect the provision for income taxes and discontinued operations in the second quarter of 2010 and operating expenses, non-operating expenses and discontinued operations in the second quarter of 2009. These special items are more fully detailed in the Non-GAAP Financial Information section. The tables below present comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items.

Operating income as reported (GAAP basis)	$272,609	$142,047	91.9
Special items	—	63,681	***

Adjusted operating income (Non-GAAP basis)	$272,609	$205,728	32.5

Net income attributable to Gannett Co., Inc. as reported (GAAP basis)	$195,478	$70,481	***
Special items	(49,013)	37,453	***

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$146,465	$107,934	35.7

Diluted earnings per share as reported (GAAP basis)	$0.81	$0.30	***
Special items	(0.20)	0.16	***

Adjusted diluted earnings per share (Non-GAAP basis)	$0.61	$0.46	32.6

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

	Twenty-six	Twenty-six
	weeks ended	weeks ended	% Inc
	Jun. 27, 2010	Jun. 28, 2009	(Dec)
Net Operating Revenues:
Publishing advertising	$1,341,507	$1,439,059	(6.8)
Publishing circulation	549,086	581,190	(5.5)
Digital	294,742	285,514	3.2
Broadcasting	351,504	296,456	18.6
All other	127,889	139,510	(8.3)

Total	2,664,728	2,741,729	(2.8)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	1,477,598	1,667,411	(11.4)
Selling, general and administrative expenses, exclusive of depreciation	587,824	592,068	(0.7)
Depreciation	93,625	108,354	(13.6)
Amortization of intangible assets	16,042	16,397	(2.2)
Facility consolidation and asset impairment charges	—	47,391	***

Total	2,175,089	2,431,621	(10.5)

Operating income	489,639	310,108	57.9

Non-operating (expense) income:
Equity income in unconsolidated investees, net	8,036	150	***
Interest expense	(85,663)	(92,882)	(7.8)
Other non-operating items	(3,457)	19,039	***

Total	(81,084)	(73,693)	10.0

Income before income taxes	408,555	236,415	72.8
Provision for income taxes	104,213	79,628	30.9

Income from continuing operations	304,342	156,787	94.1
Loss from the operation of discontinued operations, net of tax	(322)	(731)	(56.0)
Gain on disposal of publishing businesses, net of tax	21,195	—	***

Net income	325,215	156,056	***
Net income attributable to noncontrolling interest	(12,558)	(8,140)	54.3

Net income attributable to Gannett Co., Inc.	$312,657	$147,916	***

Income from continuing operations attributable to Gannett Co., Inc.	$291,784	$148,647	96.3
(Loss) income from the operation of discontinued operations, net of tax	(322)	(731)	(56.0)
Gain on disposal of publishing businesses, net of tax	21,195	—	***

Net income attributable to Gannett Co., Inc.	$312,657	$147,916	***

Earnings from continuing operations per share — basic	$1.23	$0.64	92.2
Earnings from discontinued operations
Discontinued operations per share — basic	(0.01)	—	***
Gain on disposal of publishing businesses per share — basic	0.09	—	***

Net income per share — basic	$1.31	$0.64	***

Earnings from continuing operations per share — diluted	$1.21	$0.64	89.1
Earnings from discontinued operations
Discontinued operations per share — diluted	—	—	***
Gain on disposal of publishing businesses per share — diluted	0.09	—	***

Net income per share — diluted	$1.30	$0.64	***

Dividends per share	$0.08	$0.08	—

Results include special items that affect the provision for income taxes and discontinued operations in 2010 and operating expenses, non-operating expenses and discontinued operations in 2009. These special items are more fully detailed in the Non-GAAP Financial Information section. The tables below present comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items.

Operating income as reported (GAAP basis)	$489,639	$310,108	57.9
Special items	—	30,200	***

Adjusted operating income (Non-GAAP basis)	$489,639	$340,308	43.9

Net income attributable to Gannett Co., Inc. as reported (GAAP basis)	$312,657	$147,916	***
Special items	(47,373)	18,005	***

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$265,284	$165,921	59.9

Diluted earnings per share as reported (GAAP basis)	$1.30	$0.64	***
Special items	(0.20)	0.07	***

Adjusted diluted earnings per share (Non-GAAP basis)	$1.10	$0.71	54.9

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	June 27, 2010	June 28, 2009	(Dec)
Net Operating Revenues:
Publishing	$1,027,023	$1,092,015	(6.0)

Digital	154,104	142,354	8.3

Broadcasting	184,016	152,966	20.3

Total	$1,365,143	$1,387,335	(1.6)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$180,330	$87,738	105.5

Digital	27,493	18,406	49.4

Broadcasting	78,387	50,233	56.0

Corporate	(13,601)	(14,330)	(5.1)

Total	$272,609	$142,047	91.9

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$34,251	$86,274	(60.3)

Digital	7,964	8,839	(9.9)

Broadcasting	8,159	9,667	(15.6)

Corporate	3,980	4,051	(1.8)

Total	$54,354	$108,831	(50.1)

Operating Cash Flow:
Publishing	$214,581	$174,012	23.3

Digital	35,457	27,245	30.1

Broadcasting	86,546	59,900	44.5

Corporate	(9,621)	(10,279)	(6.4)

Total	$326,963	$250,878	30.3

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income.

The Non-GAAP Financial Information section which follows provides details of those special items affecting second quarter results and presents comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.

Segment Operating Income reflects the unfavorable impact of Special Items (facility consolidation and asset impairment charges and workforce restructuring costs) as follows:

Publishing	$—	$61,579	***
Digital	—	—	***

Broadcasting	—	2,102	***

Corporate	—	—	***

Total	$—	$63,681	***

Segment Operating Cash Flow reflects the unfavorable impact of Special Items (workforce restructuring costs) as follows:

Publishing	$—	$15,295	***
Digital	—	—	***

Broadcasting	—	995	***

Corporate	—	—	***

Total	$—	$16,290	***

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

	Twenty-six weeks ended	Twenty-six weeks ended	% Inc
	June 27, 2010	June 28, 2009	(Dec)
Net Operating Revenues:
Publishing	$2,018,482	$2,159,759	(6.5)

Digital	294,742	285,514	3.2

Broadcasting	351,504	296,456	18.6

Total	$2,664,728	$2,741,729	(2.8)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$344,763	$226,769	52.0

Digital	30,843	17,206	79.3

Broadcasting	146,882	94,379	55.6

Corporate	(32,849)	(28,246)	16.3

Total	$489,639	$310,108	57.9

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$69,279	$127,839	(45.8)

Digital	16,041	17,930	(10.5)

Broadcasting	16,352	18,270	(10.5)

Corporate	7,995	8,103	(1.3)

Total	$109,667	$172,142	(36.3)

Operating Cash Flow:
Publishing	$414,042	$354,608	16.8

Digital	46,884	35,136	33.4

Broadcasting	163,234	112,649	44.9

Corporate	(24,854)	(20,143)	23.4

Total	$599,306	$482,250	24.3

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See attachment for reconciliation of amounts to the Condensed Consolidated Statements of Income.

The Non-GAAP Financial Information section which follows provides details of those special items affecting year-to-date results and presents comparisons of key elements of the Condensed Consolidated Statements of Income excluding these items. The table below reflects the impact of those items in the aggregate on the company’s business segment results.

Segment Operating Income reflects the unfavorable impact of Special Items (facility consolidation and asset impairment charges, workforce restructuring costs and pension gains) as follows:

Publishing	$—	$28,098	***

Digital	—	—	***

Broadcasting	—	2,102	***

Corporate	—	—	***

Total	$—	$30,200	***

Segment Operating Cash Flow reflects the unfavorable (favorable) impact of Special Items (workforce restructuring costs and pension gains) as follows:

Publishing	$—	$(18,186)	***

Digital	—	—	***

Broadcasting	—	995	***

Corporate	—	—	***

Total	$—	$(17,191)	***

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
“Operating cash flow,” a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation and asset impairment charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended June 27, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$214,581	$35,457	$86,546	$(9,621)	$326,963
Less:
Depreciation	(30,675)	(3,675)	(7,944)	(3,980)	(46,274)
Amortization	(3,576)	(4,289)	(215)	—	(8,080)

Operating income	$180,330	$27,493	$78,387	$(13,601)	$272,609

Thirteen weeks ended June 28, 2009

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$174,012	$27,245	$59,900	$(10,279)	$250,878
Less:
Depreciation	(36,403)	(4,409)	(8,345)	(4,051)	(53,208)
Amortization	(3,587)	(4,430)	(215)	—	(8,232)
Facility consolidation and asset impairment charges	(46,284)	—	(1,107)	—	(47,391)

Operating income	$87,738	$18,406	$50,233	$(14,330)	$142,047

Twenty-six weeks ended June 27, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$414,042	$46,884	$163,234	$(24,854)	$599,306
Less:
Depreciation	(62,112)	(7,595)	(15,923)	(7,995)	(93,625)
Amortization	(7,167)	(8,446)	(429)	—	(16,042)

Operating income	$344,763	$30,843	$146,882	$(32,849)	$489,639

Twenty-six weeks ended June 28, 2009

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total

Operating cash flow	$354,608	$35,136	$112,649	$(20,143)	$482,250
Less:
Depreciation	(74,401)	(9,116)	(16,734)	(8,103)	(108,354)
Amortization	(7,154)	(8,814)	(429)	—	(16,397)
Facility consolidation and asset impairment charges	(46,284)	—	(1,107)	—	(47,391)

Operating income	$226,769	$17,206	$94,379	$(28,246)	$310,108

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating (expense) income, income before taxes, net income attributable to Gannett Co., Inc., and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating (expense) income, income before taxes, net income attributable to Gannett Co., Inc. and EPS excluding these items better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating (expense) income, income before taxes, net income attributable to Gannett Co., Inc., and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Thirteen	Thirteen	Percentage
	weeks ended	weeks ended	Increase
	Jun 27, 2010	Jun 28, 2009	(Decrease)
Operating Income as reported (GAAP basis)	$272,609	$142,047	91.9
Workforce restructuring and related expenses	—	16,290
Facility consolidation and asset impairment charges	—	47,391

Adjusted Operating Income (Non-GAAP basis)	$272,609	$205,728	32.5

Non-operating (expense) income as reported (GAAP basis)	$(37,621)	$(24,550)	53.2
Debt exchange gain	—	(42,746)
Impairment of publishing assets sold	—	28,035

Adjusted Non-operating (expense) income (Non-GAAP basis)	$(37,621)	$(39,261)	(4.2)

Income before income taxes as reported (GAAP basis)	$234,988	$117,497	***
Workforce restructuring and related expenses	—	16,290
Facility consolidation and asset impairment charges	—	47,391
Debt exchange gain	—	(42,746)
Impairment of publishing assets sold	—	28,035

Adjusted income before income taxes (Non-GAAP basis)	$234,988	$166,467	41.2

Net income attributable to Gannett Co., Inc. as reported (GAAP basis)	$195,478	$70,481	***
Discontinued operations	(20,313)	(424)
Prior year tax reserve adjustments, net	(28,700)	—
Workforce restructuring and related expenses	—	10,164
Facility consolidation and asset impairment charges	—	29,633
Debt exchange gain	—	(26,075)
Impairment of publishing assets sold	—	24,155

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$146,465	$107,934	35.7

Diluted earnings per share:
Earnings per share (GAAP basis)	$0.81	$0.30	***
Discontinued operations	(0.08)	—
Prior year tax reserve adjustments, net	(0.12)	—
Workforce restructuring and related expenses	—	0.04
Facility consolidation and asset impairment charges	—	0.13
Debt exchange gain	—	(0.11)
Impairment of publishing assets sold	—	0.10

Adjusted earnings per share (Non-GAAP basis)	$0.61	$0.46	32.6

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the company has provided information regarding operating income, non-operating (expense) income, income before taxes, net income attributable to Gannett Co., Inc., and diluted earnings per share (“EPS”) excluding certain special items. Management believes operating income, non-operating (expense) income, income before taxes, net income attributable to Gannett Co., Inc. and EPS excluding these items better reflect the ongoing performance of the company and enables management and investors to meaningfully trend, analyze and benchmark the performance of the company’s operations. These measures are also more comparable to financial measures reported by our competitors. Operating income, non-operating (expense) income, income before taxes, net income attributable to Gannett Co., Inc., and EPS excluding these items should not be considered a substitute for these computations calculated in accordance with GAAP.
The tables below reconcile these measures prepared in accordance with GAAP to these measures excluding special items:

	Twenty-six	Twenty-six	Percentage
	weeks ended	weeks ended	Increase
	Jun 27, 2010	Jun 28, 2009	(Decrease)
Operating Income as reported (GAAP basis)	$489,639	$310,108	57.9
Workforce restructuring and related expenses	—	22,644
Facility consolidation and asset impairment charges	—	47,391
Pension Gain	—	(39,835)

Adjusted Operating Income (Non-GAAP basis)	$489,639	$340,308	43.9

Non-operating (expense) income as reported (GAAP basis)	$(81,084)	$(73,693)	10.0
Debt exchange gain	—	(42,746)
Impairment of publishing assets sold	—	28,035

Adjusted Non-operating (expense) income (Non-GAAP basis)	$(81,084)	$(88,404)	(8.3)

Income before income taxes as reported (GAAP basis)	$408,555	$236,415	72.8
Workforce restructuring and related expenses	—	22,644
Facility consolidation and asset impairment charges	—	47,391
Debt exchange gain	—	(42,746)
Pension gain	—	(39,835)
Impairment of publishing assets sold	—	28,035

Adjusted income before income taxes (Non-GAAP basis)	$408,555	$251,904	62.2

Net income attributable to Gannett Co., Inc. as reported (GAAP basis)	$312,657	$147,916	***
Discontinued operations	(20,873)	731
Change in tax status of Medicare subsidy	2,200	—
Prior year tax reserve adjustments, net	(28,700)	—
Workforce restructuring and related expenses	—	14,296
Facility consolidation and asset impairment charges	—	29,633
Debt exchange gain	—	(26,075)
Pension gain	—	(24,735)
Impairment of publishing assets sold	—	24,155

Adjusted net income attributable to Gannett Co., Inc. (Non-GAAP basis)	$265,284	$165,921	59.9

Diluted earnings per share:
Earnings per share (GAAP basis)	$1.30	$0.64	***
Discontinued operations	(0.09)	—
Change in tax status of Medicare subsidy	0.01	—
Prior year tax reserve adjustments, net	(0.12)	—
Workforce restructuring and related expenses	—	0.06
Facility consolidation and asset impairment charges	—	0.13
Debt exchange gain	—	(0.11)
Pension gain	—	(0.11)
Impairment of publishing assets sold	—	0.10

Adjusted earnings per share (Non-GAAP basis)	$1.10	$0.71	54.9